Exhibit 10.22

AMENDMENT AND EXTENSION OF PROMISSORY
NOTE AND DEED OF TRUST

$1,000,000.00	April 21, 2022

THIS AMENDMENT AND EXTENSION OF PROMISSORY NOTE AND DEED OF TRUST (“Amendment”) is made and entered into this 20th day of April, 2022, by and between Set Jet, LLC, a Nevada limited liability company, with an address of 15011 North 75th Street, Scottsdale Arizona 85260 (the “Company” or ” Maker”) promises to pay to Barbara Levin Rothe, an Individual , with an address of 14343 North Frank Lloyd Wright Blvd, Unit 1008, Scottsdale, Arizona 85260 (“Holder”).

RECITALS

A. On or about January 21, 2022, the Company issued to Holder a Promissory Note in the amount of One Million Dollars ($1,000,000.00)(“Note” ) with the terms thereof as set forth in the Note and requiring payment of the Principal Balance on April 21, 2022 (“Original Maturity Date”). A copy of the Note is attached hereto for reference.

B. On or about January 21 , 2 022, the Company also issued to Holder a Deed of Trust to secure payment of the Note. A copy of the Deed of Trust is attached hereto for reference.

C. The Note has not been paid to date, and the Company and Holder wish to enter into this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is hereby agreed as follows:

1. EXTENSION OF NOTE AND DEED OF TRUST AND DATES FOR PAYMENT. The Note and Deed of Trust are amended to provide that the date for payment under the Note and Deed of Trust is extended to July 21, 2022, when payment of the Principal Balance shall be due and payable (“Amended Maturity Date”). Holder hereby waives any default under the Note or Deed of Trust that may have occurred prior to the date of this Amendment, and Holder agrees that extension of the date when payment is to be made as provided in this Amendment from the Original Due Date does not constitute default of either the Note or Deed of Trust.

2. PAYABLE ON DEMAND. Notwithstanding anything in this Amendment to the contrary, Holder may , at any time and with seven (7) days written notice to Company, accelerate the Amended Maturity Date of the Note, at which time the Principal Balance shall become immediately due and payable.

3. ALL OTHER TERMS REMAIN EFFECTIVE. All other terms and provisions of the Note and Deed of Trust not amended by or inconsistent with this Amendment shall remain effective and fully binding on Holder and the Company.

“Company” or “Maker”		“Holder”
Set Jet, LLC		Barbara Levin Rothe
a Nevada limited liability company

By :	/s/ William R. Smith	By:	/s/ Barbara Levin Rothe
Name:	William R. Smith	Name:	Barbara Levin Rothe, an Individual
Title:	Manager